                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------


                                    FORM 8-A

                      FOR REGISTRATION OF CERTAIN CLASSES
                    OF SECURITIES PURSUANT TO SECTION 12(B)
                      OR 12(G) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934




                         SHELBOURNE PROPERTIES II, INC.
                         ------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                       04-3502382
                   --------                                       ----------
(STATE OF INCORPORATION OR ORGANIZATION)         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)



    5 CAMBRIDGE CENTER, 9TH FLOOR,
         CAMBRIDGE MA 02142                                          02142
         ------------------                                          -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                            (ZIP CODE)


IF THIS FORM RELATES TO THE REGISTRATION         IF THIS FORM RELATES TO THE REGISTRATION
OF A CLASS OF SECURITIES PURSUANT TO             OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(B) OF THE EXCHANGE ACT AND IS         SECTION 12(G) OF THE EXCHANGE ACT AND IS
EFFECTIVE PURSUANT TO GENERAL                    EFFECTIVE PURSUANT TO GENERAL
INSTRUCTION A.(C), PLEASE CHECK THE              INSTRUCTION A.(D), PLEASE CHECK THE
FOLLOWING BOX.[X]                                FOLLOWING BOX.[ ]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS
FORM RELATES:  333-30210
               ---------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:



    TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED
    -------------------                   ------------------------------


COMMON STOCK, $.01 PAR VALUE                  AMERICAN STOCK EXCHANGE



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:  NONE


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The information set forth in the Registrant's Registration Statement on Form S-4 (Registration No. 333-30210) (the "Registration Statement") filed with the Securities and Exchange Commission under the caption "DESCRIPTION OF CAPITAL STOCK" is incorporated herein by reference.

ITEM 2.           EXHIBITS

         (a) Amended and Restated Certificate of Incorporation of Shelbourne Properties II, Inc. incorporated by reference to
                  Exhibit 3.1 of the Registration Statement.

         (b) Amended and Restated Bylaws of Shelbourne Properties II, Inc. incorporated by reference to Exhibit 3.2 of the Registration Statement.

         (c) Shareholders Rights Agreement of Shelbourne Properties II, Inc. incorporated by reference to Exhibit 4.1 of the Registration Statement.

         (d) Temporary Stock Certificate of Shelbourne Properties II, Inc. incorporated by reference to Exhibit 4.3 of the Registration Statement.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    Shelbourne Properties II, Inc.

                                    By:    /s/ Michael L. Ashner
                                           ---------------------
                                           Name:    Michael L. Ashner
                                           Title:   President

Dated:   February 6, 2001